UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2015

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 24, 2015, Apollo Medical Holdings, Inc. (the “Company”) filed an Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a one-for-ten reverse stock split of the Company’s common stock (the “Reverse Stock Split”). The Certificate of Amendment provides that the Reverse Stock Split became effective as of the date of the filing with the Secretary of State of the State of Delaware (the “Effective Time”), at which time every ten shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of the Company’s common stock, without any change in the par value per share. The number of authorized, but unissued, shares is not affected. No fractional shares will be issued following the Reverse Stock Split and the Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split.

A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

A copy of the press release announcing the Reverse Stock Split is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Apollo Medical Holdings, Inc.
99.1	Press release dated April 24, 2015 announcing the Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: April 27, 2015	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer